                                                                   EXHIBIT 99(A)


                                REVOCABLE PROXY
                        MAINSTREET FINANCIAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS
                               February 17, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


     The undersigned hereby appoints Mark J. Wenick and R. Bruce Valley, and each of them, with full power of substitution in each, Proxies to vote all the shares of Common Stock of MainStreet Financial Corporation which the undersigned is entitled to vote, at the Special Meeting of Shareholders of MainStreet to be held on Wednesday, February 17, 1999, at 11:00 a.m., and at any and all adjournments thereof.


ITEM 1: APPROVAL OF MERGER WITH BB&T:

Approval of the Agreement and Plan of Reorganization, dated as of August 26, 1998, among MainStreet, BB&T Corporation, and BB&T Financial Corporation of Virginia, providing for the merger of MainStreet with and into BB&T Financial Corporation of Virginia, with each share of common stock of MainStreet then outstanding to be converted into a right to receive 1.18 shares of common stock of BB&T Corporation, plus cash in lieu of fractional shares, all as described in more detail in the accompanying proxy statement/prospectus. A copy of that agreement and the related plan of merger is attached to the proxy statement/prospectus as Appendix I.



     [   ] For      [   ] Against        [   ] Abstain


ITEM 2: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.



     [   ] For      [   ] Against        [   ] Abstain



     PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [   ]

     [ X ]  PLEASE MARK VOTES
            AS IN THIS EXAMPLE

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Item 1 only.

     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.



                        Please be sure to sign and date
                          this Proxy in the box below.



___________________
Date

____________________________________________________
Shareholder sign above

____________________________________________________
Co-holder (if any) sign above


Detach above card, sign, date and mail in postage paid envelope provided.


                        MAINSTREET FINANCIAL CORPORATION
   c/o Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY